RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
CERTIFICATE OF DESIGNATION
PURSUANT TO MINNESOTA STATUTES,
SECTION 302A.401, SUBD. 3
     The undersigned, being the duly elected Secretary of RiverSource Diversified Income Series, Inc., a Minnesota corporation (the Company), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Company on June 10, 2010:
APPROVAL OF NAME CHANGE OF EXISTING SERIES,
NAME CHANGE OF EXISTING CLASS WITHIN EXISTING SERIES, AND
DESIGNATION OF NEW CLASS WITHIN EXISTING SERIES
WHEREAS, the articles of incorporation of the Company permit the board of directors (the Board), by resolution, to authorize the issuance of shares of the Company in separate series and classes and to establish the rights and preferences of each such series and class; and
WHEREAS, the Board previously has adopted resolutions, which have been filed with the Minnesota Secretary of State pursuant to Minn. Stat. Section 302A.401, Subd. 3, authorizing the issuance of shares of the Company in the following series and classes and establishing the rights and preferences of such series and classes:

Existing Series	Classes Within Existing Series
RiverSource Diversified Bond Fund	A, B, C, I, R2, R3, R4, R5 and W; and
WHEREAS, the Board wishes to change the name of the Existing Series, RiverSource Diversified Bond Fund; now, therefore, be it
RESOLVED, That the Board hereby changes the name of the following Existing Series, RiverSource Diversified Bond Fund:

Existing Series	New Name of Existing Series
RiverSource Diversified Bond Fund	Columbia Diversified Bond Fund; and further
WHEREAS, the Board wishes to change the name of the Existing Class of the Existing Series, Class R2 of Columbia Diversified Bond Fund; now, therefore, be it
RESOLVED, That the Board hereby changes the name of the following Existing Class of the Existing Series, Class R2 of Columbia Diversified Bond Fund:

Existing Series	Existing Class	New Name of Existing Class
Columbia Diversified Bond Fund	R2	R; and further
WHEREAS, the Board wishes to establish a new class of shares within the Existing Series, Columbia Diversified Bond Fund; now, therefore, be it
RESOLVED, That the Board hereby establishes the following new class (the New Class) within the Existing Series, Columbia Diversified Bond Fund:

Existing Series	New Class within Existing Series
Columbia Diversified Bond Fund	Z; and further

RESOLVED, That the Board may from time to time, by resolution duly adopted, change the name of the New Class, with such change to be effective when it is set forth in the prospectus or prospectuses pursuant to which it is offered to the public; and further
RESOLVED, That the New Class shall be subject to those differences in the amount of distribution costs, shareholder service fees, transfer agent fees, exchange privileges and other aspects as are set out in the registration statement pertaining thereto filed with the Securities and Exchange Commission and effective on the date the stock was purchased or exchanged, or as subsequently changed as permitted by law, and in all other manner the New Class shall be the same as any other class; and further
RESOLVED, That assets identified as relating to the New Class shall belong solely to the shareholders of that class and liabilities, costs and expenses applicable to the New Class shall be obligations solely of that class, it being understood that dividends and distributions may vary between and among classes of the Existing Series to reflect different allocations of liabilities, costs and expenses and the resultant differences in net asset values of the classes; and further
RESOLVED, That the Existing Series may convert the New Class designation on any share to another class designation automatically in accordance with the terms set forth in the registration statement pertaining thereto filed with the Securities and Exchange Commission and effective on the date the stock was purchased or exchanged or as subsequently changed as permitted by law; and further
RESOLVED, That each share of capital stock of the New Class shall be voted by class (a) as required by the provisions of the Investment Company Act of 1940, as amended, and all rules and regulations promulgated thereunder; (b) when the Board determines that a matter affects the New Class in a materially different way; or (c) when the Board determines a matter affects only one or some of the series or classes of the Company’s capital stock, including the New Class; and further
RESOLVED, That all provisions pertaining to capital stock as set forth in Article III of the Company’s articles of incorporation apply to the New Class.
IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on August 18, 2010.

RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
/s/ Scott R. Plummer
Scott R. Plummer
Secretary

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
AUG. 19, 2008
/s/ Mark Ritchie
Secretary of State